EXHIBIT (h)(3)


                                     AMENDMENT TO CO-ADMINISTRATION AGREEMENT

                                           EFFECTIVE AS OF JUNE 5, 2002

First American Strategy Funds, Inc., a Minnesota corporation ("FASF"), is party to a Co-Administration Agreement with and among U.S. Bancorp Asset Management, Inc. (FKA U.S. Bancorp Piper Jaffray Asset Management, Inc.), a Delaware corporation ("USBAM"), and U.S. Bancorp Fund Services, LLC (FKA Firstar Mutual Fund Services, LLC), a Wisconsin limited liability company ("USBFS" and together with USBAM, the "Administrator").

         WHEREAS, the parties originally entered into a Co-Administration Agreement (the "Agreement"), dated October 1, 2001, for the Administrator to provide administrative and other services to FASF and its separate series; and

         WHEREAS, the parties have, as of the Effective Date first set forth above, agreed to this Amendment to the Agreement (the "Amendment").

THE AGREEMENT IS HEREBY AMENDED AS FOLLOWS:

1. The Agreement is amended to reflect the following name changes of the
Administrator:

         On December 10, 2001, U.S. Bancorp Piper Jaffray Asset Management, Inc. changed its name to U.S. Bancorp Asset Management, Inc. On January 1, 2002, Firstar Mutual Fund Services, LLC, changed its name to U.S. Bancorp Fund Services, LLC.

2. Article 2(B) Transfer Agency and Dividend Disbursing Services, is amended to replace references to "MFS" with the "Administrator" as each of USBFS and USBAM may provide transfer agency and dividend disbursing services to FASF and its separate series.


IN WITNESS WHEREOF, the parties have signed this Amendment, to be effective as of the Effective Date set forth above. All signed copies of this Amendment shall be deemed to be originals.

FIRST AMERICAN STRATEGY                     U.S. BANCORP ASSET MANAGEMENT,
FUNDS, INC.                                 INC.


By /s/ JEFFERY M. WILSON                    By  /s/ XXX
  -------------------------------             ----------------------------------
NAME:                                       NAME:
TITLE:  VP                                  TITLE:  COO
U.S. BANCORP FUND SERVICES, LLC



By  /s/ JOE D. REDWINE
  ------------------------------
NAME:  JOE D. REDWINE
TITLE:  PRESIDENT